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                                                                    Exhibit 1(g)

                              U.S. $_______________

                          ____% GLOBAL NOTES DUE 200__

                         THE BEAR STEARNS COMPANIES INC.

                             UNDERWRITING AGREEMENT

                                _______ __, 2000

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                               U.S. $____________

                         THE BEAR STEARNS COMPANIES INC.

                           ____% GLOBAL NOTES DUE 200_

                             UNDERWRITING AGREEMENT

                                              _______ __, 2000

To the several Underwriters named
 in Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

     The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") the principal amount of U.S. $___________ __% Global Notes due 200_ of the Company identified in Schedule II attached hereto (the "Securities").

     Unless otherwise specified in Schedule II, the Securities are to be issued under an Indenture, dated as of May 31, 1991 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated as of January 29, 1998 (the "Supplemental Indenture," together with the Original Indenture, the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as Trustee (the "Trustee"). The Securities are more fully described in the Final Prospectus referred to below and in Schedule II attached hereto.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters and their affiliates as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (b) hereof.

          (a) The Company meets the requirements for the use of Form S-3 under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act, the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement (the file number of which is set forth in Schedule II hereto) on such Form, including a

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basic prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company has filed no amendments to such registration statement through the date hereof, and may have used a Preliminary Final Prospectus, each of which, if any, has previously been furnished to you. Such registration statement has become effective. The offering of the Securities is a Delayed Offering and, accordingly, it is not necessary that any further information with respect to the Securities and the offering thereof required by the 1933 Act and the Regulations thereunder to be included in the Final Prospectus be included in an amendment to such registration statement prior to the Effective Date. The Company will file with the Commission pursuant to Rules 415 and 424(b)(2), (3) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the basic prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement (including any information appendixed thereto) to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean any and all prospectus supplements relating to the Securities (including any information appendixed thereto) that is filed pursuant to Rule 424(b) after the Execution Time, together (unless the context otherwise requires) with the Basic Prospectus; the Final Prospectus will substantially comprise the listing particulars required in connection with the application for listing of the Securities on the Official List of the London Stock Exchange Limited (the "London Stock Exchange") pursuant to the Financial Services Act 1986 (the "FSA"), with such amendments as the London Stock Exchange may require. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all exhibits, documents and financial statements incorporated by reference, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as such term is hereinafter defined), shall also mean such registration statement as so amended. "Rule 415," "Rule 424" and "Regulation S-K" refer to such Regulations under the 1933 Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the effective date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be; and

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any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the operations, business or properties of the Company and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a "Material Adverse Effect").

          (d) The Company has the corporate power and authority to enter into this underwriting agreement ("this Agreement"), to perform its obligations hereunder and under the Indenture and to issue, sell and deliver the Securities. This Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act.

          (e) (i) On the Effective Date, and at all times subsequent thereto to and including the Closing Time, and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post effective amendment to the Registration Statement shall become effective, the Registration Statement (including any post-effective amendment) and the Final Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus and including any filing under the 1934 Act explicitly referenced as to be filed under the caption "Where You Can Find More Information" in the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, will comply with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or

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supplement; and each Basic Prospectus and each Preliminary Final
Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; PROVIDED, HOWEVER, that the Company makes no representations and warranties as to information contained in or omitted from (i) the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or such Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as set forth in Section 6(b), and (ii) the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein.

                   (ii) Without limiting the foregoing, on the date hereof, and at all times subsequent thereto to and including the Closing Time, and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post effective amendment to the Registration Statement (comprising listing particulars or supplementary listing particulars) shall become effective, the Final Prospectus (together with the Basic Prospectus) contains all material information with respect to the Company and its subsidiaries and the Securities (including all information which, according to the particular nature of the Company and its subsidiaries and the Securities, is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and of the rights attaching to the Securities), the statements of intention, opinion, belief or expectation contained therein are honestly and reasonably made or held and such documents (once approved by the relevant stock exchanges as listing particulars) will contain all the information required by section 146 of the FSA and otherwise comply with the listing rules made by the London Stock Exchange under the FSA (the "Listing Rules").

          (f) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction (whether in the United States, the United Kingdom or elsewhere) has issued an order or administrative proceeding (a "Stop Order") suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement, preventing, suspending or otherwise limiting the use of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the Securities or suspending the qualification of the Indenture, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction (whether in the United States, the United Kingdom or elsewhere) in which the Securities are to be sold, nor, with respect to accuracy at the Closing Time, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of the Company, threatened on or after the effective date of the Registration Statement in any jurisdiction.

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          (g) The documents incorporated by reference in the Final Prospectus and any amendment or supplement thereto (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission (or to the extent amended at the time of filing of such amendment with the Commission), complied, or when so filed will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act or the Trust Indenture Act, as applicable, and the rules and regulations thereunder and on the Effective
Date and through and including the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

          (i) Except for Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited, no subsidiary of the Company is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Regulations. Each of Bear Stearns, BSSC and BSIL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of Bear Stearns, BSSC and BSIL has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of or subject to pre-emptive rights, and, except for directors' qualifying shares, is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

          (j) The Securities have been duly authorized (or will have been so authorized prior to each issuance of Securities) and when the Securities have been executed and authenticated in the manner set forth in the Indenture and are issued and delivered against payment therefor as provided in this Agreement, such Securities will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable as to the Company in accordance with their terms. The Indenture substantially complies with the 1933 Act, the Trust Indenture Act and the Regulations, and the Indenture and the Securities will conform to the descriptions thereof contained in the Final Prospectus.

          (k) The execution, delivery and performance of this Agreement, the performance of the Indenture, the issuance, authentication, and sale of the Securities and the

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consummation by the Company of the transactions contemplated hereby and thereby do not, as of the date hereof, and will not, as of the Closing Time,
(A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Company and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, or the performance of the Indenture and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Securities, except for (1) such as may be required under state and foreign securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Underwriters and (2) such as have been made or obtained or will be made or obtained before the Closing Time under the 1933 Act and the Trust Indenture Act.

          (l) There are no holders of securities of the Company or any subsidiary who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company or any subsidiary registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

          (m) Deloitte & Touche LLP, the accountants who certified the financial statements included or incorporated by reference in the Company's most recent Annual Report on Form 10-K which is included or incorporated by reference in the Final Prospectus, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

          (n) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the Regulations thereunder) applied on a consistent basis.

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          (o) Except as may be set forth or incorporated by reference in the
Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company, Bear Stearns, BSSC or BSIL which is required to be disclosed in the Registration Statement or the Final Prospectus or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Indenture; and there are no contracts or documents of the Company, Bear Stearns, BSSC or BSIL which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement or the Final Prospectus by the 1933 Act, the Regulations, the FSA or the Listing Rules, which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

          (p) The Company, Bear Stearns, BSSC and BSIL possess such certificates, authorities or permits issued by the appropriate state, federal or national regulatory agencies or bodies in the United States, the United Kingdom and elsewhere necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. None of the Company, Bear Stearns, BSSC or BSIL has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

          (q) The Securities have been rated "investment grade" by at least one nationally recognized rating agency.

          (r) The pricing and allocation of the Underwriters' Securities was conducted through Bear Stearns' DAISS-SM- system and was conducted in accordance with the rules set forth in Schedule VI attached hereto (the "Auction Rules"). In addition, the Company acknowledges that the Specified Pricing Index (as defined in the Auction Rules) and Maximum Clearing Spread (as defined in the Auction Rules) are accurately reflected in the Term Sheet (as defined in the Auction Rules).

     2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the purchase price set forth in Schedule II attached hereto, the principal amount of Securities set forth opposite such Underwriters' respective names in
Schedule I hereto; provided, however, that the Company shall have no obligation to sell any of the Underwriters' Securities unless the Underwriters purchase all of the Underwriters' Securities. Securities to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities."

     Except as otherwise provided in this Section 2, payment of the purchase price for, and delivery of, the Underwriters' Securities to be purchased by the Underwriters as set forth on Schedule I attached hereto shall be made at the offices of Bear Stearns or at such other place in

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the New York City metropolitan area as you shall determine and advise the
Company in writing at least two business days prior to the Closing Time, on the date and at the time specified in Schedule II attached hereto (unless postponed in accordance with the provisions of Section 8), or such other time and date as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company specified by it against delivery to you of the Underwriters' Securities to be purchased by the Underwriters. Such Securities shall be represented by one or more global certificates (in the form provided in the Indenture) which will be deposited with a custodian for, and registered in the name of Cede & Co. ("Cede") as nominee of, The Depository Trust Company; beneficial interests in such global certificates will be shown on the records maintained by The Depository Trust Company for the accounts of its participants, including the U.S. depositaries of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system ("Euroclear") and Cedelbank.

     3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters and their affiliates as follows:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, to become effective as promptly as possible. The Company will notify you immediately, and confirm such notice in writing, (i) when the Registration Statement (including any amendments thereto) becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of a Stop Order suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement (including any post-effective amendment thereto) or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission and (v) of the receipt by the Company of any notification with respect to the suspension or limitation of the qualification of the Securities for sale in any jurisdiction (whether in the United States, the United Kingdom or elsewhere) or the initiation, or threatening, of any proceeding for that purpose. If the Commission or other authority shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such Stop Order as soon as possible. The Company will not file any amendment to the Registration Statement or any supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus before or after the Effective Date unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

          (b) During the time when a prospectus relating to the Securities is required to be delivered hereunder or under the 1933 Act or the Regulations, the Company will comply with all requirements imposed upon it by the 1933 Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealing in, the Securities in accordance with the provisions thereof and the Final Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus as

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then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus or Registration Statement to comply with the 1933 Act, the Trust Indenture Act or the Regulations, or if there shall occur any material change affecting any of the representations and warranties in Section 1, the Company will notify you promptly and prepare and file with the Commission, the London Stock Exchange and all other applicable bodies an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible and will deliver to the several Underwriters, without charge, such number of copies thereof as may be reasonably requested by the Underwriters; PROVIDED that the Company will promptly notify you if such judgment has been reached by it.

          (c) (i) The Company shall make an application for the Securities to be listed on the London Stock Exchange. In connection with such application, the Company shall use its best efforts to obtain such listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.

                   (ii) The Company confirms it will use its best efforts to ensure that the Final Prospectus together with any required supplemental document will be approved by the London Stock Exchange as listing particulars and shall ensure that such documents are delivered to the Registrar of Companies in England and Wales for registration following approval by the London Stock Exchange.

                   (iii) Without limiting the provisions of (b) above, if after the preparation of the documents referred to in (ii) above for submission to the London Stock Exchange and before the commencement of dealings in the Securities following their admission to the Official List:

                         (A) there is a significant change affecting any
matter contained therein whose inclusion was required by section 146 of the FSA or by the Listing Rules or by the London Stock Exchange; or

                         (B) a significant new matter arises the inclusion of
information in respect of which would have been so required if it had arisen when such documents were prepared; the Company shall give to the Global Coordinator (as defined in Schedule I hereto), on behalf of the Underwriters, full information about the change or matter and shall publish such supplementary listing particulars (in a form approved by the Global Coordinator) as may be required by the London Stock Exchange, and shall otherwise comply with sections 147 and 149 of the FSA and the Listing Rules in that regard.

                   (iv) If the Securities cease to be listed or are not listed on the London Stock Exchange, the Company shall use its best efforts promptly to list the Securities on another stock exchange to be agreed between the Company and the Global Coordinator on behalf of the Underwriters.

          (d) The Company will promptly deliver to you a copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver without charge to you such number of copies of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents (including any listing particulars and supplementary listing particulars), if any, as may be reasonably requested by the Underwriters.

          (e) The Company will endeavor in good faith, in cooperation with you to timely qualify the Securities for offering and sale under the securities and other applicable laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

          (f) The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to you as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

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          (g) The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          (h) During the period of one year after the date hereof, the Company will furnish to you (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, annual report to stockholders and definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (i) The Company will apply the proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Final Prospectus.

          (j) Prior to the Closing Time, the Company shall furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Registration Statement and the Final Prospectus.

          (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

          (l) The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

     4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the 1933 Act, the listing of the Securities on the London Stock Exchange and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the issuance, authentication, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon;
(iii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or the securities or other applicable laws of any other country as provided in Section 3(e) hereof, including the fees and disbursements of counsel for the Underwriters (including, where necessary, local counsel) in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (v) any fees charged by securities rating agencies for rating the Securities, if the Securities are so rated; (vi) any filing fees incidental to any required reviews by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (vii) the costs and expenses of any qualified independent underwriter which may be required by the rules and regulations of the NASD; (viii) all costs and expenses incidental to listing the Securities on the New York Stock Exchange, Inc. ("NYSE") or other U.S. national securities exchange (if applicable), the London Stock Exchange or any other securities exchange; (ix) the cost of preparing certificates for the Securities and the costs and charges of The Depository Trust Company and its nominee for acting as depository for the Securities and otherwise effecting any book entry ownership system for the Securities (including the costs and charges of Euroclear and Cedelbank); (x) the costs and charges of the Trustee, any transfer agent, calculation agent, registrar, paying agent or disbursing agent; (xi) advertising and travel costs and expenses incurred in connection with any roadshows; and (xii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and in Sections 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     If this Agreement is entered into and the purchase of Securities by the Underwriters pursuant to this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company, herein contained, as of the date hereof and at the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to you pursuant to this Section 5 or to Kramer Levin Naftalis & Frankel LLP and Weil, Gotshal & Manges (collectively, "Underwriters' Counsel") pursuant to this Section 5 of any misstatement or omission, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, the Registration Statement shall have become effective not later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

          (b) At the Closing Time (i) no Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or other applicable law, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any U.S. national securities exchange; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (ii) the rating assigned by any U.S. nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of this Agreement shall not have been lowered since the execution of this Agreement and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company; and (iii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

          (c) The Company will promptly make application for the Securities to be admitted to the Official List of the London Stock Exchange.

          (d) At the Closing Time, you shall have received the opinion of Cadwalader, Wickersham & Taft, counsel for the Company, dated the date of delivery, substantially in the form set forth in Schedule III hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters' Counsel.

          (e) At the Closing Time, you shall have received the opinion of Mark E. Lehman, Esq., Senior Managing Director of the Company's Legal & Compliance Department, dated the date of delivery, substantially in the form set forth in Schedule IV hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters' Counsel.

          (f) At the Closing Time, you shall have received a certificate of the Chief Financial Officer, the Controller or Chairman of the Board of the Company, dated the date of delivery, to the effect that the conditions set forth in subsections (a) and (b) of this Section 5 have been satisfied, that as of the date hereof and at the date of delivery, the representations and warranties of the Company set forth in Section 1 hereof are accurate, and that at the date of delivery, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (g) At each of the Execution Time and the Closing Time, you shall have received a letter (which may be an update or "bringdown" letter) from Deloitte & Touche LLP, independent public accountants for the Company and its subsidiaries, dated the date of delivery, substantially in content and substance as set forth in Schedule V hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to you.

          (h) The Underwriters shall have received from Underwriters' Counsel opinions, dated the Closing Time, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus, and any amendments or supplements to the Registration Statement or Final Prospectus and such other related matters, as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) All proceedings taken in connection with the sale of the Securities as contemplated herein shall be satisfactory in form and scope to you and to Underwriters' Counsel, and prior to the Closing Time, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (j) The NASD, upon review of the terms of the public offering of the Securities, shall have no objections to the fairness of the underwriting terms and arrangements of the offering.

          (k) The resolutions required by Section 3.1 of the Indenture relating to the Securities shall have been adopted by the Board of Directors of the Company or an authorized committee thereof.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and scope to you and to Underwriters' Counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Time. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telecopy, confirmed in writing.

     6. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, their affiliates (if any) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such person may become subject under the 1933 Act, the 1934 Act, the FSA or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (other than that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Registration Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein), or any related Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading or (ii) any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; PROVIDED, HOWEVER, that the Company will not be liable to any Underwriter or any person so controlling such Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, such written information being as set forth in the penultimate sentence of subsection (b) below or (y) any failure of such Underwriter to deliver the Final Prospectus to a purchaser of Securities as required by applicable law. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the 1933 Act, the 1934 Act, the FSA or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through you expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the principal amount of Notes to be purchased by, each of the Underwriters, the amounts of the selling concession and reallowance, and the stabilization language set forth under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Basic Prospectus or Preliminary Final Prospectus, the Final Prospectus, or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties, unless such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the other indemnified party or parties (in which case the indemnifying party shall be liable for the fees and expenses of only one additional separate firm (together with appropriate local counsel) for such indemnified party or parties at any time)), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

     8. DEFAULT BY AN UNDERWRITER, SELLING RESTRICTIONS AND OTHER UNDERWRITER UNDERTAKINGS.

          (a) If any Underwriter or Underwriters shall default at the Closing Time, in its or their obligation to purchase Securities hereunder and if the principal amount of Securities with respect to which such default relates does not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the principal amount of Securities which all Underwriters have agreed to purchase hereunder, then such principal amount of Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) If such default relates to more than 10% of the principal amount of Securities, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such principal amount of Securities to which such default relates on the terms contained herein. If within five calendar days after such a default you do not arrange for the purchase of such principal amount of Securities to which such default relates as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the several Underwriters with respect thereto, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) If the principal amount of Securities to which the default relates is to be purchased by the non-defaulting Underwriters, or is to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Time for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Securities and the term "Business Day" as used in this Agreement shall mean a day on which commercial banks and foreign exchange markets settle payments in New York and London.

          (d) (i) Each Underwriter represents and agrees that:

                   (I) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the earlier of the expiry of the period of six months from the Closing Time and the admission of the Securities to listing in accordance with Part IV of the FSA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSA;

                   (II) it has complied and will comply with all applicable provisions of the FSA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

                   (III) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the Listing Rules, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

              (ii) No action (except in connection with the application for approval of the Final Prospectus and the Basic Prospectus together with any requisite supplementary document as listing particulars by the London Stock Exchange and (when appropriate) delivery of copies thereof to the Registrar of Companies in England and Wales) has been (or will be) taken in any jurisdiction by the Company or any of the Underwriters that would, or is intended to, permit a public offer of the Securities or possession or distribution of the Final Prospectus or the Basic Prospectus in any country or jurisdiction (except the United States) where, or in any circumstances in which, any such action for that purpose is required. Accordingly, each Underwriter undertakes that it will not, directly or indirectly, offer or sell any Securities or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will to the best of its knowledge and belief, result in compliance with any applicable securities laws and regulations and all offers and sales of Securities by the Underwriter will be made on the same terms.

              (iii) Without prejudice to the generality of subsection (ii) above, each Underwriter agrees that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase, sale or delivery by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases, sales or deliveries and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

     9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations, warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the representations and warranties contained in Section 1, the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in

Sections 4, 6, 7, 9 and 13 hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

     10. TERMINATION.

     (a) You shall have the right to terminate this Agreement at any time prior to the Closing Time if, after the date hereof: (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets in the United States or the United Kingdom; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the NYSE, the American Stock Exchange, in the over-the-counter market or on the London Stock Exchange shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or the Bank of England; (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or the United Kingdom or on the United States or the United Kingdom is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities; (v) any restriction materially adversely affecting the distribution of the Securities which was not in effect on the date hereof shall have become effective; or (vi) there shall have been such change in the market for the securities of the Company or securities in general or in national or international political, financial or economic conditions or currency exchanges rates or exchange controls as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Final Prospectus.

     (b) Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telecopy, confirmed in writing by letter.

     11. STABILIZATION. If the Global Coordinator, on behalf of the Underwriters, in connection with the distribution of the Securities or in order to facilitate the offering of the Securities offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to stabilizing, maintaining or otherwise affecting the market price of the Securities at levels other than those which otherwise prevail in the open market, it shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by the Global Coordinator, on behalf of the Underwriters, under this Section be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you, shall be mailed, delivered, or telexed or telecopied and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167,
Attention: Corporate Finance Department; and, if sent to the Company, shall be mailed, delivered, or telexed or telecopied and confirmed in writing to the Company, 245 Park Avenue, New York, NY 10167, Attention: Chief Financial Officer.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.
The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. CONSTRUCTION. This Agreement, in respect of which time shall be of the essence, shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

     If the foregoing correctly sets forth the understanding between you and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                            Very truly yours,

                                            THE BEAR STEARNS COMPANIES INC.

                                            By:____________________________





Accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
BEAR, STEARNS INTERNATIONAL LIMITED


By:  BEAR, STEARNS & CO. INC.


By:_____________________________

                                   SCHEDULE I

                                                                                       PRINCIPAL AMOUNT
                                                                                          OF SECURITIES
UNDERWRITERS                                                                            TO BE PURCHASED
------------                                                                           ----------------
Bear, Stearns & Co. Inc. (the "Global Coordinator").....................................$______________
Bear, Stearns International Limited......................................................______________


         Total..........................................................................$______________




                                     I-1 -

                                   SCHEDULE II

Registration Statement:    No. 333-

SECURITIES:
----------

Title, Purchase Price and Description of Securities:

        Title:   ____% Global Notes Due 200_

        Principal Amount:  U.S. $___________

        Interest Rate:  _____% Payable semi-annually, commencing _____________

        Date of Maturity: _______________

        Form of Securities:  Registered
        Purchase Price:  __________% of principal amount
        Public Offering Price: ___________% of principal amount

        Sinking Fund Provisions:  NONE

        Redemption Provisions: Not redeemable except if certain events involving U.S. taxation occur

        Other Provisions:  As described in the Final Prospectus
        Closing Date, Time and Location:

        Date:     __________, 2000

        Time:     10:00 A.M.

         Location:         Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, NY  10022

Whether Securities to be represented by separate certificates rather than a global certificate: GLOBAL

Restrictions on Resale by Underwriter:  NONE


                                     II-1 -

                                  SCHEDULE III

     1. Each of the Company, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited ("BSHL") is a corporation duly incorporated in Great Britain and registered in England and Wales, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus. Each of the Company, Bear Stearns and BSSC is duly qualified to transact business and is in good standing as a foreign corporation in the State of New York and each of BSIL and BSHL is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or conduct of business, except where failure to so qualify would not have a Material Adverse Effect. The opinion in the previous sentence, as to the good standing of the Company, Bear Stearns and BSSC, is based solely on good standing certificates from the Secretary of State of New York, through the date hereof, and no opinion is given as to the payment of New York franchise taxes. All of the outstanding shares of capital stock of Bear Stearns and BSSC are owned of record and, to our knowledge, beneficially by the Company and by Bear Stearns, respectively, all of the outstanding shares of capital stock of BSIL is owned of record and, to our knowledge, beneficially by BSHL; and all of the outstanding shares of capital stock of BSHL is owned of record and, to our knowledge, beneficially by the Company, in each case free and clear, to our knowledge, of any lien, security interest or other encumbrance.

     2. The execution, delivery and performance by the Company of the Indenture and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3. The Company has all requisite corporate power to authorize, create and issue the Securities, and the Securities, when duly executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture, and sold and delivered by the Company pursuant to the Underwriting Agreement, will be duly authorized and legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture in accordance with the terms of such Securities, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The statements in the Final Prospectus under the captions "Description of Debt Securities" and "Description of the Notes"


                                     III-1 -
insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries in all material respects of such provisions.

     4. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties thereto), constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

     5. The execution of the Underwriting Agreement, the delivery of the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof will not (i) conflict with or violate any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with, or result in a breach of any of the terms of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in imposition of, any lien or encumbrance upon any property or assets of the Company pursuant to the terms of, any material document, agreement or other instrument of which we are aware to which the Company is a party or by which it is bound, (iii) conflict with or violate any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky-laws, as to which we express no opinion in this sentence), or (iv) conflict with or violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement and the Indenture, or the consummation by the Company of the transactions contemplated thereby except for those that (i) may be required by Rule 424(b) promulgated under the 1933 Act, (ii) may be required under state securities or blue sky laws, as to which we express no opinion, or (iii) have been made or obtained under the 1933 Act and the Trust Indenture Act.

     6. The Registration Statement, as of its effective date, and the Final Prospectus, as of its issue date and as of the date hereof, complied and comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion is expressed herein with respect to the financial statements and notes thereto, the financial statement schedules and the other financial,


                                     III-2 -
statistical and accounting data included or incorporated by reference therein or that should have been included therein).

     7. To our knowledge, based upon telephonic confirmation from the Commission, the Registration Statement was declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     8. To our knowledge, based upon telephonic confirmation from the Commission, the Indenture has been qualified under the Trust Indenture Act.

     9. The statements made in the Final Prospectus, under the caption, "Certain U.S. Federal Income Tax Considerations" insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities. This opinion is based upon current law, which is subject to change, possibly with retroactive effect, and we assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement or the Final Prospectus, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Registration Statement and the Final Prospectus, we have attended certain conferences and participated in the conversations with representatives of the Company, representatives of the Underwriters and representatives of Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriters, and representatives of the Company's independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to in this opinion letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement and the Final Prospectus which causes us to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or as of the date hereof, the Final Prospectus (including any filing under the 1934 Act explicitly referenced as to be filed under the caption "Where You Can Find More Information" in the Final Prospectus) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to the adequacy or accuracy of the


                                     III-3 -
financial, numerical, statistical or quantitative information included or incorporated by reference in the Registration Statement or the Final Prospectus.























                                     III-4 -

                                   SCHEDULE IV

     To the best of my knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject that is not described in the Registration Statement, including ordinary routine litigation incidental to the business, which, if adversely decided, will have a material adverse effect upon the operations, business or assets of the Company and its subsidiaries considered as one enterprise.

















                                     IV-1 -

                                            SCHEDULE V

1. We are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Securities Exchange Commission ("SEC").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "1934 Act") and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to ________; although we have conducted an audit for the years ended ________ and ________, the purpose (and therefore the scope) of such audits was to enable us to express our opinion on the consolidated financial statements as of ________ and ________, and for the years ended, but not on the consolidated financial statements for any interim period within such years. Therefore, we are unable to and do not express any opinion on the unaudited consolidated statement of financial condition as of ________, ________, and ________ and the unaudited consolidated statements of income and cash flows for the three-month periods ended ________and ________, the three-month periods and six-month periods ended ________ and ________, and the three-month periods and the nine-month periods ended ________ and ________ included in the Company's quarterly report on Form 10-Q for the quarters ended ________, ________, as amended, and ________, filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in the Registration Statement; or on the financial position, results of operations, or cash flows as of any other date or for period subsequent to ________.

4. For the purpose of this letter, we have read the minutes of the meetings and consents of the stockholders, the Board of Directors of the Company, Bear, Stearns & Co., Inc. and Bear, Stearns Securities Corp., as well as the minutes of the meetings of the Executive Committee of the Board of Directors of the Company for the period from ________ through ________, as set forth in the minutes books at ________. We have also read the draft minutes of the ________ meetings of the Executive Committee of the Board of Directors of Bear, Stearns & Co., Inc. and the Executive Committee of the Board of Directors of the Company. Officials of the Company have advised us that the minutes of all such meetings through ________, except for the draft minutes noted above, were set forth therein; we have carried out other procedures to ________ as follows:

     (a) With respect to the three-month periods ended ________ and ________ and the three-month periods and the six-month periods ended ________ and ________ and the three-month periods and the nine-month periods ended ________ and ________, we have:


                                     V-1 -

          (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAG No. 71, INTERIM FINANCIAL INFORMATION, on the unaudited consolidated statement of financial condition as of ________, ________ and ________ and the unaudited consolidated statements of income and cash flows for the three-month periods ended ________ and ________, and the three-month periods and the six-month periods ended ________ and ________, and the three-month periods and the nine-month periods ended ________ and ________ included in the Company's quarterly report on Form 10-Q for the quarters ended ________, ________ as amended, and ________, incorporated by reference in the Registration Statement.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (a)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC and are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

     (b)  With respect to the period from ________ to ________, we have:

          (i) Read the unaudited consolidated statement of financial condition of the Company and its subsidiaries as of ________ and ________ and the unaudited consolidated statement of income of the Company and its subsidiaries for the period ended ________, furnished to us by the Company. Officials of the Company have advised us that no unaudited consolidated statement of financial condition for any period subsequent to ________ or unaudited consolidated statement of income for any period subsequent to ________ was available.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:


                                     V-2 -

     (a) (i) Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

          (ii) The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     (b) (i) For the period ________ to ________, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income, except in all instances for changes, increases, or decreases that the Registration Statement disclosed have occurred or may occur. At ________ there was no change in the preferred or common stock (other than the purchases of treasury shares and the issuance of shares out of treasury stock), new issuances of long-term debt directly by the Company or decrease in stockholders' equity of the Company as compared with the amounts shown in the ________ unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement except for new issuances of long-term debt by the Company subsequent to _______________. We have been informed by the Company that there has been an increase in short-term indebtedness subsequent to ________ due to additional net bank borrowings, commercial paper, and medium-term notes and other of approximately $________ as of ________.

6. As mentioned in 4(b), Company officials have advised us that no unaudited consolidated statement of financial condition as of any date subsequent to ________ and no unaudited consolidated statement of income for any period subsequent to ________ is available; accordingly, the procedures carried out by us with respect to changes in unaudited consolidated statement of financial condition after ________ and the unaudited consolidated statement of income after ________, have, of necessity, been even more limited than those with respect to the earlier periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at ________ there was any change in the preferred or common stock (other than purchases of treasury stock and the issuance of shares out of treasury stock), increase in long-term indebtedness or decrease in consolidated stockholders' equity of the Company as compared with amounts shown on the ________ unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except as described in 5(b)(i) above and as described in the following sentences. We have been informed by the


                                     V-3 -

     Company that there has been an increase in short-term indebtedness subsequent to ________ due to additional net bank borrowings, commercial paper, and medium-term notes and other of approximately $________ due ________. We have been informed by the Company that there has been an increase in long-term indebtedness subsequent to ________ due to the issuance of $__________________.

7. For the purposes of this letter, we have also read the following, included or incorporated by reference in the Registration Statement on the indicated pages:

















                                     V-4 -

ITEM PAGE DESCRIPTION

a.  [ ] "Selected Financial Data." All amounts in the table excluding
        "Employees."

b. [ ] "Management's Discussion and Analysis of Financial Condition and Results of Operations." All amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources".

10-K

c. Exhibit 11, "Statement Re Computation of Per Share Earnings" and Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed Charges."

QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED [_____________________]

d. [ ] "Management's Discussion and Analysis of Financial Condition and Results of Operations." All amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources".

e. Exhibit 11, "Statement Re Computation of Per Share Earnings" and Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed Charges."

QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED [__________________]

f. [ ] Results of Operations." All amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources."

g. Exhibit 11, "Statement Re Computation of Per Share Earnings" and Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed Charges."

QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED

[____________]

h. [ ] "Management's Discussion and Analysis of Financial Condition and Results of Operations." All amounts and percentages under the headings "Results of Operations" and "Liquidity and Capital Resources."

i. Exhibit 11, "Statement Re Computation of Per Share Earnings" and Exhibit 12, "Statement Re Computation of Ratio of Earnings to Fixed Charges."

PROSPECTUS SUPPLEMENT DATED [__________]

j. [ ] "Summary of the Offering", Ranking Summary regarding outstanding indebtedness of the Company and its subsidiaries at ____________.

k. [ ] "Description of the Notes", Brief Description of the Notes regarding outstanding indebtedness of the Company and its subsidiaries at
        ______________.

l.  [ ] "Ratio of Earnings to Fixed Charges."

m. [ ] "Description of the Notes", Brief Description of the Notes regarding aggregate principal amount of debt securities issued and outstanding under the Indenture.

n.  [ ] Capitalization

o. [ ] "Selected Consolidated Financial Data." All amounts in table excluding "Employees."

p. [ ] "Other Activities," Custodial Trust Company regarding CTC assets held at ______________.

PROSPECTUS DATED [_________________]

q.  [ ] "Ratio of Earnings to Fixed Charges"

8. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9. However, at your request, we have performed the following additional procedures, which were applied as indicated with respect to the items enumerated in 7 above.

     a.   With respect to items 7a., 7.b., 7d., 7.f., 7.h., 7.n., and 7.o, we
          (i) compared the dollar and share amounts to the respective amounts in the Company's audited consolidated financial statements for the applicable year indicated or to the Company's unaudited consolidated financial statements for the three-month periods ended ______________ and ______________, and the three and six-month periods ended ______________ and ______________, and the three and nine-month periods ended______________ and ______________, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement; (ii) compared other dollar and share amounts to amounts shown in the Company's accounting records or analyses prepared by the Company and found them to be in agreement;
          (iii) proved the arithmetic accuracy of the percentages based on the data in the above-mentioned financial statements, accounting records, and analyses; and (iv) compared amounts in the analyses prepared by the Company with amounts shown in the Company's accounting records and found them to be in agreement.

     b. With respect to items 7.c., 7e., 7.g., 7i., 7.l. and 7.q, we (i) compared the amounts of Earnings Before Taxes on Income, Net Income and the amounts of Interest Fixed Charge to the respective amounts in the Company's audited consolidated


                                     V-6 -
          financial statements for the applicable years indicated or to the Company's unaudited consolidated financial statements for the three-months periods ended ______________ and ______________, and the three and six-month periods ended ______________ and ______________, and the three and nine-month periods ended
          ______________ and ______________, incorporated by reference in the Registration Statement, and found them to be in agreement; (ii) proved the arithmetic accuracy of the Interest Factor in Rents Fixed Charge by multiplying rent expense per the Company's accounting records by one-third; (iii) compared the amount of interest adjusted fixed charge, weighted average common and common equivalent shares outstanding and other dollar amounts to amounts in analyses prepared by the Company and found them to be in agreement (we make no comment regarding the completeness or appropriateness of the Company's determination of what constitutes interest adjusted fixed charge); (iv) compared the amounts contained in the analyses described in (iii) above to amounts in the Company's accounting records and found them to be in agreement; and (v) proved the arithmetic accuracy of the ratios and amounts based on the above-mentioned financial statements, accounting records and analyses.

     c. With respect to items 7.j and 7.k, we (i) compared the dollar amounts shown to the Company's accounting records and analyses prepared by the Company and found them to be in agreement; (ii) inquired of the Company's management as to the unsecured nature of the Company's outstanding debt. Management has informed us that none of this outstanding debt is secured.

     d. With respect to item 7.m and 7.p, we compared the dollar amounts shown to the Company's accounting records and analyses prepared by the Company and found them to be in agreement.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as included or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.








                                     V-7 -

                                   SCHEDULE VI

                                  AUCTION RULES

                                                                          [LOGO]

--------------------------------------------------------------------------------

       DAISS-SM---AUCTION RULES FOR REGISTERED OFFERINGS

A. AUCTION ELIGIBILITY

   1. To access Bear Stearns' Internet website ACCESS@bear from the Bear Stearns Home Page, you, the Bidder, must have a Bear Stearns User ID and password. If you do not have a Bear Stearns User ID and password, please call your Bear Stearns sales representative.

   2. In order to participate in a DAISS new issue auction, for legal and security reasons, you must complete the jurisdictional eligibility certification, register and create a user-defined password.

   3. Once you have completed the jurisdictional eligibility certification, registered for the auction and entered your selected password, your registration will be processed. You may contact your sales representative or click "Register" on the DAISS Home Page to determine the status of your registration. Until your registration is approved, you will not be granted access to any auction screens or offering documents.

   4. Upon Bear Stearns' approval of your auction registration, you will be permitted access to the "Official Documents" hyperlink. Only by clicking "Official Documents," reentering your auction password and certifying that you have read the official documents by clicking "Submit Acknowledgment" will you be permitted to proceed to the auction portion of the website.

   5. Bear Stearns reserves the right to decline to approve any Bidder for participation in any DAISS new issue auction or revoke any Bidder's ability to participate in any DAISS new issue auction at any time.

   6. Your computer should be equipped with a standard web browser such as Netscape Navigator-TM- 4.06 or higher or Microsoft Internet Explorer-TM-
      4.0 or higher, with Java, Javascript and cookies enabled.

B.  BIDDING

   1. General Rules

      a. Each Bid you submit is a conditional offer to buy the securities being auctioned, which, unless it previously has been removed by you, may be accepted by Bear Stearns at any time after the close of the auction and the pricing of the offering.

      b. You may submit up to three Bids. Each Bid will be independent of any of your other Bids. In some auctions, the issuer may permit you to submit more than three Bids. The TERM SHEET (as defined below) related to the offering will reflect the number of permitted Bids. The aggregate of your bids may be subject to a Maximum Quantity Restriction.

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DAISS is a service mark of Bear, Stearns & Co. Inc.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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      c.  Each Bid must be submitted in an integral multiple of $5,000, and in
          1/4 basis point increments. The TERM SHEET will indicate the minimum denomination established for the offering (in most auctions, minimum denominations of $250,000 will be established for non-U.S. Bidders).

      d. There may be a MAXIMUM QUANTITY RESTRICTION (the maximum aggregate dollar amount of securities that you may submit in an auction) on the total outstanding Bids of any Bidder. If such a restriction is established for an auction, it will be reflected on the TERM SHEET related to the offering.

      e. Should you experience system failure or difficulties, please contact your Bear Stearns sales representative for assistance at least twenty minutes prior to the commencement of the auction. Bear Stearns' Syndicate Desk will submit the Bid you communicate over a taped line into DAISS utilizing BIDASSIST.

   2. Bid Changes or Removal

      a. You may change or remove one or more of your Bids in accordance with the procedures set forth below.

          (1) During the first hour of the REGULAR AUCTION PERIOD (as defined in Section E below):

              (a) For a single Bid--You may change your Bid an unlimited number of times in order to narrow the spread or increase the quantity of securities. You may change your Bid only once in order to widen the spread or decrease the quantity. You may remove your Bid.

              (b) For multiple Bids--You may change one or more Bids an
                  unlimited number of times in order to narrow the spread or increase the quantity. You may change each Bid only once in order to widen the spread or decrease the quantity. You may remove one or more Bids.

          (2) During the second hour of the REGULAR AUCTION PERIOD:

              (a) For a single Bid--You may change your Bid an unlimited number of times in order to narrow the spread or increase the quantity of securities. You may remove your Bid. You may resubmit your Bid at a later time only if the Bid you resubmit is either at (i) a lower spread or (ii) the same spread and in an amount that is, at least, the greater of 5% and $5,000 more than your original Bid. You may not change your Bid to increase the spread.

              (b) For multiple Bids--You may change each Bid an unlimited number of times in order to narrow the spread or increase the quantity. If you remove one Bid, all Bids will be removed. You may resubmit a Bid at a later time only if the Bid you resubmit is either (i) at a lower spread than the weighed average spread of the Bids removed or (ii) at the weighted average spread and in an amount that is, at least, the greater of 5% and $5,000 more than the total quantity of the Bids removed.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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              (c) If you remove a Bid during the first hour of the REGULAR
                  AUCTION PERIOD and want to resubmit a Bid during the second hour of the REGULAR AUCTION PERIOD, the procedures related to changes during the second hour shall apply.

          (3) During the QUIET CLOSE (as defined in Section E below), you may only improve your Bid(s) in one basis point increments; you may not add a Bid, change the quantity of existing Bids or resubmit a previously removed Bid. If you choose to remove a Bid, all of your Bids will be removed.

          (4) You must confirm any Bid submission, change or removal activity by inputting your password on the Cash Bid or BIDASSIST screen within the period (first or second hour of the REGULAR AUCTION PERIOD or QUIET CLOSE) initiated in order to retain that period's status. Please be aware that based on the speed of your computer system and the level of traffic, it may take some time to receive your internet transmission.

      b. If the issuer, in conjunction with Bear Stearns, determines to change the MAXIMUM QUANTITY RESTRICTION and/or THE AMOUNT TO BE ISSUED, and there is less than one-half hour remaining in the REGULAR AUCTION PERIOD, the issuer will permit the REGULAR AUCTION PERIOD to be extended to permit Bidders at least one-half hour to add, change or remove Bids in accordance with the rules applicable to changes and removals of Bids during the first hour of the REGULAR AUCTION PERIOD. If the determination is made at a point during the REGULAR AUCTION PERIOD when there is more than one-half hour remaining, the auction will not be extended. Any Bid changed during this one-half hour period will retain its initial status as a Bid during the first or second hour for allocation purposes.

      c. If at the close of the REGULAR AUCTION PERIOD, Bids in the amount equal to the AMOUNT TO BE ISSUED have not been received, Bear Stearns, upon consultation with the issuer, may submit a Bid at the MAXIMUM CLEARING SPREAD in an amount that will bring the total amount bid to the AMOUNT TO BE ISSUED.

      d. If there is a change in overall market conditions during an auction, Bear Stearns and/or the issuer, reserve(s) the right to postpone or terminate the auction, change the MAXIMUM CLEARING SPREAD (as defined in Section C below) and/or allow all Bidders an opportunity to change or remove their Bids.

      e. Bear Stearns reserves the right to reject or cancel any and all Bids at anytime without notice.

C. THE CLEARING SPREAD

   1. A SPECIFIED PRICING INDEX (such as an on-the-run U.S. Treasury security of a specific maturity) and a MAXIMUM CLEARING SPREAD (or minimum Bid) will be established by Bear Stearns and the issuer at the commencement of each auction. At the close of the auction, the FINAL CLEARING SPREAD (as defined below) will be added to the SPECIFIED PRICING INDEX to determine the yield of the bonds.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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   2. Until Bids have been submitted in an amount at least equal to the AMOUNT
      TO BE ISSUED, as specified on the TERM SHEET, the "Current Auction Information" box on each screen will reflect PRICE TALK (as defined below), the MAXIMUM CLEARING SPREAD and the dollar amount of Bids required before a CLEARING SPREAD (I.E., what the FINAL CLEARING SPREAD would be if bidding ceased at that moment in time) can be established.

   3. PRICE TALK is the estimated spread range for the issue as determined by Bear Stearns and the issuer. The FINAL CLEARING SPREAD may be above or below the lowest spread indicated in the PRICE TALK range.

   4. DAISS will automatically reject any Bid submitted at a spread above the MAXIMUM CLEARING SPREAD.

   5. The CLEARING SPREAD will be calculated as the lowest spread such that the TOTAL QUANTITY BID AND NOT REMOVED at that level and all lower levels would equal or exceed the AMOUNT TO BE ISSUED.

          Example: The AMOUNT TO BE ISSUED is $500 Million ("M"). $100M is bid at 105 (with nothing bid at a lower spread); $150M is bid at 106 and $275M is bid at 107. Since ($100M + $150M) = $250M < $500M, while
          ($100M + $150M + $275M) = $525M > $500M, the CLEARING SPREAD is 107.

   6. Once the TOTAL QUANTITY BID AND NOT REMOVED equals or exceeds the AMOUNT TO BE ISSUED, the "Current Auction Information" box on each auction screen will reflect the CLEARING SPREAD and the TOTAL QUANTITY BID AND NOT REMOVED by all Bidders in the auction. This information will be updated by DAISS and reflected on your screen automatically every 10 seconds. You may update the information at more frequent intervals simply by clicking the "Reload/Refresh" button on your web browser. PLEASE NOTE THAT BEAR STEARNS INTENDS TO PROVIDE ACCESS TO UP-TO-THE-MINUTE INFORMATION AT ALL TIMES, BUT CANNOT GUARANTEE SUCH ACCESS DUE TO TIMING LAGS AND SYSTEMS LIMITATIONS. THE INTERNET AND DAISS ARE INHERENTLY SUBJECT TO DELAYS AND OPERATIONAL FAILURES OUTSIDE THE CONTROL OF BEAR STEARNS AND THE ISSUER, WHICH MIGHT AFFECT THE PRESENTATION OF INFORMATION, INCLUDING THE CLEARING SPREAD, DURING ANY AUCTION. CONSEQUENTLY, BEAR STEARNS AND THE ISSUER DO NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY, TIMELINESS OR COMPLETENESS OF ANY INFORMATION, INCLUDING THE CLEARING SPREAD, THAT A BIDDER MAY BE VIEWING AT ANY GIVEN TIME RESULTING FROM SUCH PROBLEMS.

   7. The "Submitted Bid Information" box on your Bid Monitor screen will reflect the spread, the quantity and the tier status of each of your Bids.

   8. At the close of an auction, each Bid that is below the FINAL CLEARING SPREAD will be allocated fully; each Bid that is AT the FINAL CLEARING SPREAD will be allocated in accordance with Allocation Rules (see Section F below); each Bid that is above the FINAL CLEARING SPREAD will not receive any allocation.

------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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   9. Shortly after the close of an auction, your cumulative allocation will be displayed on the Final Allocation screen and your sales representative will call to confirm the allocation.

  10. The interest rate for the Notes, as well as the amount of Notes allocated by the underwriters to the bidders of the Notes, will be established through DAISS (and rounded up or down to the nearest .05 of 1%). The purchase price for the Notes will be set at a premium or discount to par so as to adjust for the rounding of the interest rate established by the DAISS auction bidding procedure.

D. AUTOMATED BIDDING VIA BIDASSIST-SM-

   1. BIDASSIST is an optional program that you may use to automatically improve submitted Bids to specified levels as the CLEARING SPREAD narrows.

   2. When engaging BIDASSIST, you may automatically specify that a revised Bid is to be submitted either at the CLEARING SPREAD or at a minimum increment below the CLEARING SPREAD.

   3. If your lowest Bid equals the FINAL CLEARING SPREAD, you will receive an allocation in accordance with the Allocation Rules and the time you submit such bid (see Section F). If you submit a Bid during the first hour of an auction and employ BIDASSIST, that Bid will retain its 1ST TIER status (as defined below) for purposes of allocation, even if it is changed in the second half of the auction.

E. AUCTION TIMING

   1. An auction will consist of a REGULAR AUCTION PERIOD and a QUIET CLOSE.

   2. The REGULAR AUCTION PERIOD is the time period established by Bear Stearns and the issuer during which you may submit Bids of any level in 1/4 basis point increments at or below the MAXIMUM CLEARING SPREAD, if established.

   3. The QUIET CLOSE is the series of two-minute intervals that follows the REGULAR AUCTION PERIOD. During each two-minute interval of the QUIET CLOSE, you may improve any of your existing Bids by a minimum increment of one basis point or you may remove your Bids. You may not submit a new Bid, change the quantity of any of your existing Bids or resubmit a Bid that was earlier removed.

   4. These two-minute intervals will continue until the earlier to occur of
      (a) the reduction of the CLEARING SPREAD by less than one basis point during any two-minute interval and (b) the passing of one-half hour.

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BidAssist is a service mark of Bear, Stearns & Co. Inc.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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   5. There will be an "Auction Status" box for each auction that will identify the auction period as "Pending Open," "Regular Auction," "Quiet Close," or "Auction Closed," as well as a clock that will reflect the "Time Remaining." Due to network lags and possible loads on your browser, the time remaining in each auction period is an approximation and not an indication of the exact time remaining.

F. ALLOCATION RULES

   1. All accepted Bids will be filled at the FINAL CLEARING SPREAD.

   2. All Bids submitted at spreads below the FINAL CLEARING SPREAD will be accepted and filled in their entirety.

   3. Bids submitted AT the FINAL CLEARING SPREAD will be prorated based on the time of their submission. Bids submitted AT the FINAL CLEARING SPREAD during the first hour of the REGULAR AUCTION PERIOD will be designated 1ST TIER BIDS even if such Bids are changed during the second hour of the REGULAR AUCTION PERIOD (t(1)); Bids submitted AT the FINAL CLEARING SPREAD thereafter will be designated 2ND TIER BIDS (t(2)).

   4. The CLEARING QUANTITY (the quantity of bonds available to the Bidders who bid AT the FINAL CLEARING SPREAD) will be allocated according to the following rules:

      (a) If the aggregate amount of 1ST TIER BIDS is less than 2/3 of the CLEARING QUANTITY, such 1ST TIER BIDS will receive a 100% allocation. The remainder of the CLEARING QUANTITY will be divided among 2ND TIER BIDS on a pro rata basis based on the quantity of those Bids.

      (b) If (a) does not apply, define t(1) = ( 2/3 * CLEARING QUANTITY) / (1ST TIER BID aggregate quantity), and t(2) = (1/3 * CLEARING QUANTITY) / (2ND TIER BID aggregate quantity). If t(1) is greater than or equal to t(2), 1ST TIER BIDDERS will receive a pro rata share of the CLEARING QUANTITY equal to t(1) and 2ND TIER BIDDERS will receive a pro rata share of the CLEARING QUANTITY equal to t(2.) If t(1) < t(2), then the CLEARING QUANTITY will be allocated equally among 1ST and 2ND TIER BIDDERS.

   5. In the following examples, the CLEARING QUANTITY is $120M.

      (a) Example 1: 1ST TIER BID aggregate is $100M, 2ND TIER BID aggregate is $80M. t(1) = 80/100 = 0.8 and t(2) = 40/80 = 0.5. Since 0.8 > 0.5,
          1ST TIER BIDDERS receive an 80% allocation of their Bids and 2ND TIER BIDDERS receive a 50% allocation of their Bids. The amount allocated to 1ST TIER BIDDERS is $80M and the amount allocated to 2ND TIER BIDDERS is $40M.

      (b) Example 2: 1ST TIER BID aggregate is $120M, 2ND TIER BID aggregate is $50M. t(1) = 80/120 = 0.6666 and t(2) = 40/50 = 0.8. Since 0.6666
          is less than 0.8, all 1ST and 2ND TIER BIDDERS will receive the same pro rata share of the quantity of their Bids, which, in this case, is 120/(120 + 50) = 70.59% of the quantity of their Bid. Consequently, if a Bidder entered a qualifying Bid for $10M of bonds, such Bidder would receive $7,059,000 of the bonds (subject to rounding, as set forth below) at the FINAL CLEARING SPREAD.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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   6. Rounding: To avoid fractional allotments, Bear Stearns reserves the right to round any allocation either up or down to an integral multiple of $5,000.

   7. At any time during the auction, the issuer may decide to change the AMOUNT TO BE ISSUED. In such case, Bear Stearns will inform all registered Bidders by flashing a message on each auction screen and the rules described in Section B.2.b and Section D of these Auction Rules will apply.

   8. The "Submitted Bid Information" box on the Bid Monitor screen will identify each Bid as either a 1ST or 2ND TIER BID.

G. CONFIRMATION OF PURCHASE

   Shortly after the close of an auction, the "Submitted Bid Information" box on your Bid Monitor screen will reflect your final cumulative allocation. In addition, your Bear Stearns sales representative will inform you of your final allocation. Written confirmation and a copy of the final prospectus and pricing supplement will follow in the normal course of business.

H. GOVERNING LAW

   These rules and a Bidder's participation in a DAISS auction will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

I. FREQUENTLY ASKED QUESTIONS ("FAQS")

   1. WHAT IS THE AMOUNT TO BE ISSUED?

      The AMOUNT TO BE ISSUED listed on the TERM SHEET indicates the size of the offering, I.E., how many dollars worth of bonds will be issued.

   2. WHAT IS BIDASSIST?

      BIDASSIST is an optional program that you may use to automatically improve submitted Bids to specified levels.

   3. WHAT IS THE CLEARING QUANTITY?

      The CLEARING QUANTITY is the difference between the AMOUNT TO BE ISSUED and the amount allocated to all Bidders who submitted Bids at spreads less than the FINAL CLEARING SPREAD.

   4. WHAT IS THE CLEARING SPREAD?
      The CLEARING SPREAD, the lowest spread at which the TOTAL QUANTITY BID AND NOT REMOVED at that and all lower spread levels equals or exceeds the AMOUNT TO BE ISSUED, is what the FINAL CLEARING SPREAD would be if bidding ceased at that moment in time.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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   5. WHAT IS THE FINAL CLEARING SPREAD?

      The FINAL CLEARING SPREAD is the CLEARING SPREAD at the conclusion of the QUIET CLOSE.

   6. WHAT IS THE MAXIMUM CLEARING SPREAD?

      The MAXIMUM CLEARING SPREAD is the minimum admissible Bid that will be set at the commencement of the auction.

   7. WHAT IS PRICE TALK?

      PRICE TALK is the estimated spread range for the offering as determined by Bear Stearns and the issuer. The FINAL CLEARING SPREAD may be above or below the lowest spread indicated in the PRICE TALK range.

   8. WHAT IS THE QUIET CLOSE?

      The QUIET CLOSE is a brief extension of the auction following the REGULAR AUCTION PERIOD during which you may improve any of your existing Bids in one basis point increments.

   9. WHAT IS THE REGULAR AUCTION PERIOD?

      The REGULAR AUCTION PERIOD is the time period during which you may submit one or more Bids (up to three) of any level in 1/4 point increments at or below the MAXIMUM CLEARING SPREAD.

  10. WHAT IS THE SPECIFIED PRICING INDEX?

      The SPECIFIED PRICING INDEX is the index that Bear Stearns and the issuer will establish for the offering. The SPECIFIED PRICING INDEX plus the FINAL CLEARING SPREAD will equal the yield on the securities.

  11. WHAT IS THE TERM SHEET?
      The TERM SHEET defines the terms of the offering.

  12. WHAT IS THE TOTAL QUANTITY BID AND NOT REMOVED?

      The TOTAL QUANTITY BID AND NOT REMOVED is the sum of the Bids made and not withdrawn at any particular point in the auction.

  13. WHAT ARE THE PERMITTED BIDDING INCREMENTS?

      Bids may be submitted in integral multiples of $5,000. Bids will be accepted in increments of 1/4 basis point until the QUIET CLOSE, during which they may be changed in minimum increments of one basis point.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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  14. WHAT IS THE DIFFERENCE BETWEEN 1ST AND 2ND TIER BIDS?

      Generally 1ST TIER BIDS are those Bids submitted during the first hour of THE REGULAR AUCTION PERIOD and Bids submitted thereafter are 2ND TIER BIDS. However, Bids submitted by BIDASSIST will be treated as 1ST or 2ND TIER BIDS based on when the BIDASSIST program was activated.

  15. WHAT DOES PRO RATA MEAN?

      PRO RATA, a Latin term for "according to the rate," is a method of proportionate allocation. For our purposes, it means that securities will be distributed proportionately among investors whose Bids are the same as the FINAL CLEARING SPREAD in accordance with the DAISS Allocation Rules.

  16. WILL BIDS BE PRORATED?

      Yes. Bids submitted at the FINAL CLEARING SPREAD will be prorated based on the time of submission of the Bid with slight adjustments for rounding purposes. Proration will depend on whether a Bid is a 1ST or 2ND TIER BID.

  17. CAN I CHANGE MY BID(S)?

      Yes. However, there are restrictions depending on when during the auction you wish to change your Bid(s). See Section B.2.

  18. CAN I REMOVE MY BID(S)?

      Yes. However, there are restrictions depending on when during the auction you wish to remove your Bid(s). See Section B.2.

  19. WHAT DOES IT MEAN TO IMPROVE YOUR BID?

      Improving your Bid means changing your Bid to a narrower or tighter spread.

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PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. -C- 2000. ALL
RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.
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